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                                                                   Exhibit 10.12


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is made as of January 1, 2002, by and between D. Bradly Olah (the "Employee") and Active IQ Technologies, Inc., a Minnesota corporation (the "Company").

     WHEREAS, the Company and Employee are parties to that certain Employment Agreement effective as of May 1, 2001 (the "Employment Agreement"), pursuant to which the Company employed Employee as its President and Chief Operating Officer
(COO); and

     WHEREAS, since the execution of the Employment Agreement, Employee has been appointed Chief Executive Officer, in addition to his positions as President and COO; and

     WHEREAS, the Company and Employee now desire to amend the Employment Agreement in order to increase Employee's salary.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1. Employment as Chief Executive Officer. Sections 1 and 3 of the Employment Agreement shall be amended and restated in their entirety to read as follows:

          " 1. Employment. The Company hereby employs Employee as Chief Executive Officer, President and COO, and Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth."

          " 3. Duties. Employee shall report to and take direction from the Board of Directors. Employee shall perform those duties that are usual and customary for a Chief Executive Officer, President and COO of a software sales, service and development enterprise. He shall perform his duties in a manner reasonably expected of a Chief Executive Officer, President and COO of such a company."

     2. Compensation. Notwithstanding anything to the contrary contained in the Employment Agreement, Employee's annual base salary shall be $200,000, subject to increase by the Company's Board of Directors.

     3. Except as expressly amended hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

     4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement effective as of the date first set forth above.

EMPLOYEE:                                COMPANY:

                                         ACTIVE IQ TECHNOLOGIES, INC.


/s/ D. Bradly Olah                       By: /s/ Kenneth W. Brimmer
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D. Bradly Olah                           Its: Chairman of the Board